As filed with the Securities and Exchange Commission on February 18, 2011.
Registration No. 333-167718

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC  20549

________________

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

VIASYSTEMS GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware                                                                        75-2668620
(State of incorporation)                                                                (I.R.S. Employer Identification Number)

101 South Hanley Road
St. Louis, Missouri 63105
(Address, including zip code,
of registrant’s principal executive offices)

VIASYSTEMS GROUP, INC.

2010 EQUITY INCENTIVE PLAN

(Full title of the plan)

Daniel J. Weber
Vice President and General Counsel
101 South Hanley Road
St. Louis, Missouri 63105
(314) 746-2205
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

with a copy to:

R. Scott Cohen
Jones Day
2727 North Harwood Street
Dallas, Texas 75201
(214) 220-3939

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large Accelerated Filer [ ]	Accelerated Filer [ ]	Non-Accelerated Filer [X] (Do not check if a smaller reporting company)	Smaller Reporting Company [ ]

EXPLANATORY NOTE

This Post-Effective Amendment No. 1 to the registration statement on Form S-8 of Viasystems Group, Inc. is being filed pursuant to Rule 462(d) under the Securities Act of 1933, as amended, solely in order to file Exhibit 23.1.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.                 Exhibits.

Exhibit No.	Description
4.1*	Viasystems Group, Inc. 2010 Equity Incentive Plan
5.1*	Legal Opinion of Weil, Gotshal & Manges LLP
23.1	Consent of Ernst & Young LLP (filed herewith)
23.2*	Consent of Weil, Gotshal & Manges
24.1*	Power of Attorney
* Previously filed.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of St. Louis, State of Missouri, on February 18, 2011.
VIASYSTEMS GROUP, INC.

By: /s/ Gerald G. Sax
Gerald G. Sax
Senior Vice President and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on February 18, 2011.

Signature	Title
*
David M. Sindelar	Chief Executive Officer and Director (Principal Executive Officer)
*
Timothy L. Conlon	President, Chief Operating Officer and Director
/s/ Gerald S. Sax
Gerald G. Sax	Senior Vice President and Chief Financial Officer (Principal Financial Officer)
*
Christopher R. Isaak	Vice President, Corporate Controller and Chief Accounting Officer (Principal Accounting Officer)
*
Christopher J. Steffen	Chairman of the Board of Directors
*
Michael D. Burger	Director
*
Robert F. Cummings, Jr.	Director
*
Kirby A. Dyess	Director
*
Peter Frank	Director
*
Jack D. Furst	Director
*
Edward Herring	Director
*
William C. McCormick	Director
*
Richard A. McGinn	Director
*
John K. Pruellage	Director
*By:         /s/ Gerald G. Sax
    Gerald G. Sax, Attorney-in-Fact

EXHIBIT INDEX

Exhibit No.	Description
4.1*	Viasystems Group, Inc. 2010 Equity Incentive Plan
5.1*	Legal Opinion of Weil, Gotshal & Manges LLP
23.1	Consent of Ernst & Young LLP (filed herewith)
23.2*	Consent of Weil, Gotshal & Manges
24.1*	Power of Attorney
* Previously filed.